                                                                    Exhibit 99.4


              FORM OF LETTER OF TRANSMITTAL FOR CAPSULE STOCKHOLDER

                          CAPSULE COMMUNICATIONS, INC.
                           3331 Street Road, Suite 275

                              Two Greenwood Square

                          Bensalem, Pennsylvania 19020

                                   ____, 2001

TO THE STOCKHOLDERS OF
CAPSULE COMMUNICATIONS, INC.

Dear Stockholder:

     At the Special Meeting of Stockholders held ___________, 2001, the stockholders of Capsule Communications, Inc. ("Capsule") approved the merger (the "Merger") of Capsule with and into CCI Acquisitions Corp. ("Sub"), a wholly-owned subsidiary of Covista Communications, Inc. ("Covista"). Pursuant to the Merger, the holders of shares of Capsule common stock, par value $.001 per share (the "Capsule Common Stock"), other than Henry G. Luken III, the majority stockholder Capsule, are entitled to receive 0.1116 shares of Covista common stock, par value $.05 per share (the "Covista Common Stock"), for each share of Capsule Common Stock. Henry Luken is entitled to receive .0838 shares of Covista Common Stock for each share of Capsule Common Stock. Covista will not issue fractional shares. In lieu of receiving fractional shares, holders of Capsule Common Stock will receive cash (without interest) in an amount equal to the product of (i) such fractional share interest to which a Capsule stockholder (after taking into account all shares of Capsule Common Stock held immediately prior to the effective time of the Merger by such stockholder) would otherwise be entitled, multiplied by (ii) $5.99 (the last sale price of Covista Common Stock on July 17, 2001, the date of the Agreement and Plan of Reorganization.

     To exchange your shares of Capsule Common Stock for shares of Covista Common Stock, please complete and sign the enclosed letter of transmittal and forward it in the enclosed envelope, together with the certificate(s) representing your Capsule Common Stock (if available), to American Stock Transfer and Trust Company, which has been designated as the Exchange Agent for the Capsule Common Stock. Please take care to follow the instructions contained in the letter of transmittal.

         If you have any questions, require assistance or wish additional copies of the letter of transmittal, you may telephone the Exchange Agent at (800) 937-5449.

                                              Very truly yours,


                                              Arthur Regan
                                              Secretary

                              LETTER OF TRANSMITTAL
                     TO ACCOMPANY CERTIFICATES REPRESENTING
                             SHARES OF COMMON STOCK
                                       OF
                          CAPSULE COMMUNICATIONS, INC.
                              ______________, 2001

On ___________, 2001 (the "Effective Time"), Capsule Communications, Inc. ("Capsule") was merged (the "Merger") with and into a wholly-owned subsidiary of Covista Communications, Inc. ("Covista") pursuant to an Agreement and Plan of Reorganization, dated as of July 17, 2001 (the "Merger Agreement"), among Covista, CCI Acquisition Corp.., a wholly-owned subsidiary of Covista, and Capsule, which Merger Agreement was approved and adopted by the stockholders of Capsule on ___________, 2001. As a result of the Merger, as of the Effective Time, each issued and outstanding share of Capsule common stock, $.001 par value per share ("Capsule Common Stock"), other than the shares of Capsule Common Stock held by Henry G. Luken, III, the majority stockholder of Capsule, was converted into the right to receive 0.1116 of one share of Covista common stock, $.01 par value per share ("Covista Common Stock"), subject to certain adjustments or a combination of shares of Covista Common Stock and cash. Each share of Capsule Common Stock held by Henry Luken was converted into the right to receive 0.0838 of one share of Covista Common Stock, subject to certain adjustments or a combination of shares of Covista Common Stock and cash

In order to receive certificates representing the shares of Covista Common Stock into which your shares of Capsule Common Stock have been converted, this Letter of Transmittal and certificates representing your shares of Capsule Common Stock should be delivered to American Stock Transfer & Trust Company (the "Exchange Agent") at the following address:

                               BY MAIL OR BY HAND

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                            New York, New York 10038
                         Attn: Reorganization Department

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Please carefully review the instructions on the reverse side of this Letter of Transmittal before completing this Letter of Transmittal. Please note that your shares of Capsule Common Stock no longer represent an ownership interest in Capsule, but instead only represent the right to receive, as applicable, 0.1116 or 0.0838 of one share of Covista Common Stock for each share of Capsule Common Stock, subject to certain adjustments or a combination of shares of Covista Common Stock and cash. If you do not return this Letter of Transmittal and your stock certificates representing shares of Capsule Common Stock, you will not receive the certificates representing the shares of Covista Common Stock to which you are entitled, or any dividends or distributions which may be declared and paid thereon in the future.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ INSTRUCTIONS ON REVERSE SIDE CAREFULLY.

          PLEASE FILL IN ALL APPLICABLE BLANKS; FOLLOW ALL INSTRUCTIONS
                  CAREFULLY AND SIGN THIS LETTER OF TRANSMITTAL
                           IN THE SPACE PROVIDED BELOW

------------------------------------------------------------------------------------------------------------------------

            DESCRIPTION OF CAPSULE COMMUNICATIONS, INC. COMMON STOCK

------------------------------------------------------------------------------------------------------------------------
                                                                                  CERTIFICATE(S) SURRENDERED
                                                                        (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)
                                                                      --------------------------------------------------
          NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                                        TOTAL NUMBER OF SHARES
      (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR ON         CERTIFICATE NUMBER(S) OF         REPRESENTED BY
                           CERTIFICATE(S)                              CAPSULE COMMON STOCK            CERTIFICATES
--------------------------------------------------------------------  -------------------------  ------------------------

                                                                      ---------------------------------------------------

                                                                      ---------------------------------------------------

                                                                      ---------------------------------------------------

                                                                      ---------------------------------------------------

                                                                      ---------------------------------------------------

                                                                      ---------------------------------------------------

                                                                      TOTAL SHARES

-------------------------------------------------------------------------------------------------------------------------

Ladies and Gentlemen:

     In connection with. the merger (the "Merger") of CCI Acquisitions Corp. (the "Sub"), a wholly owned subsidiary of Covista Communications, Inc. ("Covista"), with and into Capsule Communications, Inc. ("Capsule"), pursuant to the Agreement and Plan of Reorganization, dated as of July 17, 2001 (the "Merger Agreement"), by and among the Sub, Covista and Capsule, the undersigned registered holder(s) of the stock certificates (the "Certificates") formerly representing shares of common stock of Capsule (the "Shares") listed above, hereby surrenders the Certificate(s) in exchange for 0.1116 (or in the case of Henry Luken, 0.0838) of one share of Covista Common Stock for each Share, subject to certain adjustments, or a combination of shares of Covista Common Stock and cash.

     The undersigned represents that the undersigned has full authority to surrender the Certificates, free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by Covista or the Exchange Agent in connection with the surrender of the Certificate(s). All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, end shall survive, the death or incapacity of the undersigned.

     The undersigned understands that surrender is not made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, or a facsimile hereof, duly completed and signed, together with all accompanying evidences of authority in form satisfactory to Covista (which may delegate power in whole or in part to the Exchange Agent). A1l questions of validity, form and eligibility of any surrender of Certificates hereunder will be determined by Covista (which may delegate power in whole or in part to the Exchange Agent) and such determination shall be final and binding.

     The undersigned understands that the certificates of Covista common stock, and cash for fractional share interests, to be sent to the undersigned in exchange for the surrendered Certificates will be made as promptly as practicable after surrender of Certificate(s) is made in acceptable form.

     Please issue and deliver the certificates of Covista common stock for the Certificate(s) surrendered, and the check in payment for the fractional shares surrendered, pursuant to this Letter of Transmittal to the undersigned at the address specified above under "DESCRIPTION OF CAPSULE COMMUNICATIONS, INC. COMMON STOCK" unless otherwise indicated below.

                          SPECIAL ISSUANCE INSTRUCTIONS

                       (See Instructions on Reverse Side)

To be completed ONLY if certificates for shares of Covista Common Stock are to be issued to someone other than the person or persons whose signature(s) appear(s) on this Letter of Transmittal or to an address other than shown in the box above.

                           Issue Stock Certificate to:

Name:
         -----------------------------------------
Address:
         -----------------------------------------

--------------------------------------------------

--------------------------------------------------


Taxpayer ID #:
                 ----------------------------------

                                    SIGN HERE

                   (Please complete substitute Form W-9 below)

           Name of Owner(s)                      Signature of Owner(s)                    Title(s) (if any)
            (Please Print)


---------------------------------        ---------------------------------      ---------------------------------


PLEASE NOTE: MUST BE SIGNED BY REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE(S). IF SIGNATURE IS BY AN OFFICER OF A CORPORATION, ATTORNEY-IN-FACT, AGENT, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE SET FORTH FULL TITLE AND SEE INSTRUCTION 3.

Address:
         -----------------------------------------

--------------------------------------------------

--------------------------------------------------

Area Code and Telephone:
                           -----------------------

                            GUARANTEE OF SIGNATURE(S)
                               (See Instruction 1)

                   PAYOR'S NAME: COVISTA COMMUNICATIONS, INC.

----------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                               PART 1:  Please provide your TIN in    Social Security Number OR
                                         the box at right and certify by        Employer Identification Number
                                         signing and dating below
                                                                                ---------------------------

                                         -----------------------------------------------------------------------------

FORM W-9                                 PART 2: Check the box if you are NOT subject to backup withholding under
DEPARTMENT OF THE TREASURY               the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code of
INTERNAL REVENUE SERVICE                 1986 because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2)
                                         the Internal Revenue Service has notified you that you are no longer subject to backup withholding [ ]

                                         -----------------------------------------------------------------------------

PAYOR'S REQUEST FOR TAXPAYER'S           PART 3:  CERTIFICATION - Under the penalties of perjury, I certify that the
IDENTIFICATION NUMBER ("TIN") AND        information provided on this form is true, correct and complete.
CERTIFICATION

                                         Print your name:
                                                         ----------------------------

                                         Address:
                                                 ------------------------------------

                                         --------------------------------------------
                                                                                                        [ ]  Awaiting TIN
                                         --------------------------------------------

                                         Signature:
                                                   ----------------------------------
                                         Date:
                                              ---------------------------------------

                                  INSTRUCTIONS

     1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. Please do not send your Certificate(s) directly to Capsule or Covista. This Letter of Transmittal or a facsimile hereof, filled in and signed, must be used in connection with the delivery and surrender of Certificates. A Latter of Transmittal and the Certificates must be received by the Exchange Agent in satisfactory form in order to make an effective surrender. Certificates evidencing all surrendered Shares, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth in order to receive shares of Covista common stock. If Certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SURRENDERING SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     Surrender may be made by mail or hand delivery to American Stock Transfer & Trust Company, as Exchange Agent, at the address shown on the reverse side of this Letter of Transmittal. A mailing envelope addressed to the Exchange Agent is enclosed for your convenience.

     2. GUARANTEE OF SIGNATURES. Except as otherwise provided below, no signature guarantee is required on this Letter of transmittal. Signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program (each an "Eligible Institution") if (a) the Certificate surrendered herewith is registered in a name other than that of the parson surrendering the Certificate, or (b) the registered holder of Certificates surrendered herewith has completed either the box entitled "SPECIAL DELIVERY INSTRUCTIONS" or the box entitled "SPECIAL PAYMENT INSTRUCTIONS" on the reverse hereof. See Instruction 3.

     3. SIGNATURES ON LETTER OF TRANSMITTAL. If this Letter of Transmittal is signed by the registered holder(s) of the Certificates surrendered hereby, the signatures(s) must correspond with the name(s) as they appear on the face of the Certificate(s) without alteration, enlargement, or any other change whatsoever.

     If any Certificate surrendered hereby is owned of record by two or more persons, all such persons must sign this Letter of Transmittal.

     If this Letter of Transmittal is signed by the registered holder(s) of the Certificate(s) surrendered hereby, no endorsements of Certificate(s) or separate stock powers are required, unless payment is to be made to a person other than the registered holder(s), in which case the Certificate(s) surrendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Certificate(s) surrendered hereby, the Certificate(s) surrendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signature(s) on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal or any Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Covista of such person's authority so to act must be submitted.

     If Certificates are registered in different names (e.g., "John Doe" and "J. Doe") or different forms of ownership (e.g., as a joint holder and as a trustee), it will be necessary to fill in, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates surrendered.

     4. STOCK TRANSFER TAXES. Covista will bear the liability for any state stock transfer taxes applicable to the delivery of certificates for shares of Covista common stock in payment for surrendered Certificate(s), and/or checks in payment for fractional shares, provided, however, that if any such certificate or check is to be issued to any person(s) other than the registered holder(s) of the surrendered Certificate(s) or if surrendered Certificate(s) are registered in the name of any person other that the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such other person will be deducted from the amount payable for such Certificate(s) surrendered, unless evidence satisfactory to Covista of the payment of such taxes, or exemption therefrom, is submitted. Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the Certificate(s) surrendered hereby.

     5. VALIDITY OF SURRENDER; IRREGULARITIES. All questions as to validity, form and eligibility of any surrender of Certificate(s) hereunder will be determined by Covista (which may delegate power in whole or in part to the Exchange Agent), and such determination shall be final and binding. Covista reserves the right to waive any irregularities or defects in the surrender of any Certificate(s), and its interpretations of the forms and conditions of the Merger Agreement and this Letter of Transmittal (including these instructions) with respect to such irregularities or defects shall be final and binding. A tender will not be deemed to have been made until all irregularities have been cured or waived.

     6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the stock certificates representing shares of Covista common stock are to be issued in the name of someone other than the person(s) signing this Letter of Transmittal, the box entitled "SPECIAL PAYMENT INSTRUCTIONS" an the reverse hereof, must be completed. If checks for surrendered Certificate(s) are to be issued to the person(s) signing this Letter of Transmittal but are to be sent to an address other than that shown in the box entitled "DESCRIPTION OF CAPSULE COMMUNICATIONS, INC. COMMON STOCK" then the box entitled "SPECIAL DELIVERY INSTRUCTIONS" on the reverse hereof must be completed.

     7. ADDITIONAL COPIES. Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent at the address listed on the reverse hereof.

     8. INADEQUATE SPACE. If the space provided on this Letter of Transmittal is inadequate, the Certificate numbers and number of Shares formerly represented thereby should be listed on a separately signed schedule affixed hereto.

     9. LOST CERTIFICATE(S). If any Certificate(s) have been lost, destroyed or stolen, such should be indicated on the face of this Letter of Transmittal. You should also promptly notify the Exchange Agent. You will then be instructed as to the steps that must be taken in order to replace the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost certificates have been followed. No interest will be paid on amounts due for Certificate(s).

     10. SUBSTITUTE FARM W-9. Each person or entity surrendering Certificate(s) hereby is required to provide the Exchange Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "IMPORTANT TAX INFORMATION" below, and to indicate that such person or entity is not subject to backup withholding by checking the box in Part 2 of the form. Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder of Shares to a penalty and a 31 percent federal income tax withholding on the payment of the amounts due for the Certificate(s). The box in Pant 3 of the form may be checked if you have not been issued a TIN and have applied for a number or intend to apply for a number in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31 percent on payment of the amounts due for the Certificate(s) until a TIN is provided to the Exchange Agent.